Dated 2024

JOYCE LEE JUE HUI

and

FITNESS CHAMPS HOLDINGS LIMITED

DEED OF VARIATION
to the Loan Facility Letter dated 3 January 2024

MS. JOYCE LEE JUE HUI
86 Cardiff Grove, Serangoon Garden Estate, Singapore 558952

3 January 2024

PRIVATE & CONFIDENTIAL

Fitness Champs Holdings Limited (the "**Company**")
Attn: Board of Director

Dear Sirs,

Loan facility of up to US$800,000

I understand that you are proposing to conduct a listing on NASDAQ ("**IPO**") and have requested for financing from me for the purposes of paying the professional and other incidental fees in connection with the IPO.

I (the "**Lender**") confirm that I am making available the facility described below to you subject to the terms and conditions set out in this letter (as it may be supplemented or amended from time to time) for the purpose of the IPO and related expenses only:

1. **Borrower**

   Fitness Champs Holdings Limited (the **"Borrower"**).

2. **Facility**

   A loan facility of up to US$800,000 (the "**Facility**") or its equivalent in relevant currency.

3. **Drawdown**

   The Borrower may, on any business day after the date hereof (or such other date as agreed between the Lender and the Borrower), make drawings under the Facility.

   For the purpose of this letter, a business day shall mean a day (excluding Saturday) on which banks open for business in Singapore.

4. **Repayment and Prepayment**

   The Borrower shall repay the amount drawn under the Facility on the earlier of 31 March 2025 or the date of the listing of the Company's shares on NASDAQ or such other date as the Borrower and the Lender may agree.

   The Borrower may prepay the whole or part of the principal amount borrowed and owing under the Facility without paying any fee, penalty or compensation to the Lender (but without prejudice to the Borrower other obligations set out herein) provided that the

Borrower shall have given to the Lender not less than 24 hours' prior written irrevocable notice. On the date on which any such prepayment is made, the Borrower shall pay to the Lender the principal amount to be prepaid and any other sums due and payable by the Borrower hereunder.

Any notice of prepayment given by the Borrower shall be irrevocable and shall oblige the Borrower to prepay in accordance with such notice. Any amount prepaid may not be re-borrowed.

5. **Use of Proceeds**

The proceeds drawn under the Facility shall (unless with prior written consent of the Lender) be applied solely for the IPO and related expenses.

6. **Interest**

The Facility shall bear no interest.

7. **Payments**

All payments by the Borrower hereunder shall be made in immediately available funds free and clear of any withholdings or deductions for any present or future taxes, imposts, levies, duties or other charges. In the event that the Borrower is required by law to make any such deduction or withholding from any amount paid, the Borrower shall pay to the Lender such additional amount as shall be necessary so that the Lender continues to receive a net amount equal to the full amount which it would have received if such withholding or deduction had not been made.

8. **Assignment**

This letter shall be binding upon and enure to the benefit of the Lender and the Borrower. The Borrower may not assign or transfer any of its rights and/or obligations under this letter without the consent of the Lender.

9. **Law and Jurisdiction**

This letter shall be governed by and construed in all respects in accordance with the laws of Singapore. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Singapore courts.

10. **Waiver**

No waiver of any of the Lender's rights or powers or any consent by the Lender shall be valid unless signed by the Lender in writing. No failure or delay by the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise preclude any other rights, power or privilege. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies provided by law or any other rights the Lender may have.

11. **Notice and Service of Proceedings**

a. Any notice or other communication given or made under or in connection with the matters contemplated by this letter shall be in writing.

b. Any such notice or other communication shall be addressed as provided in paragraph (c). All such notice or other communication from the Borrower shall be irrevocable, and shall not be effective until received by the Lender. All such notice or other communication from the Lender shall be deemed to have been duly given or made as follows:

i. if sent by personal delivery, upon delivery at the address of the relevant party;

ii. if sent by post, two days after the date of posting;

iii. if sent by facsimile, when despatched.

c. The relevant addressees and address of the Lender and the Borrower respectively are:

Name of party	**Address**
Ms. Joyce Lee Jue Hui	86 Cardiff Grove, Serangoon Garden Estate, Singapore 558952
Fitness Champs Holdings Limited	Cricket Square, Hutchins Drive PO Box 2681 Grand Cayman, KY1-1111 Cayman Islands

12. **Severability**

If any provision of this letter is prohibited or unenforceable in any jurisdiction such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

I trust that the above terms and conditions are acceptable to you. Please signify your acceptance of the Facility upon the terms and conditions of this letter by counter signing this letter and returning the copy letter to me by no later than 7 days from the date hereof. In the absence of my written agreement to the contrary, if I do not receive the duly signed acceptance and copy letter by such time and date, this offer shall automatically lapse.

Yours faithfully,

____
Joyce Lee Jue Hui

We accept the terms contained herein.
For and on behalf of
Fitness Champs Holdings Limited

____

Director

THIS DEED OF VARIATION (this "**Deed**") is made on the day of 2024

BETWEEN:-

(1) **JOYCE LEE JUE HUI**, holder of Singapore Identity Card No. S8020241E of 86 Cardiff Grove, Serangoon Garden Estate, Singapore 558952 (the "**Lender**"); and

(2) **FITNESS CHAMPS HOLDINGS LIMITED**, an exempted company incorporated in the Cayman Islands whose registered office is situated at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman, KY1-1111, Cayman Islands (the "**Company**" or the "**Borrower**").

(Each a "**Party**" and together, the "**Parties**").

WHEREAS:-

(A) The Parties entered into a loan facility letter dated 3 January 2024 (the "**Loan Facility Letter**"), a copy of which is attached hereto), pursuant to which the Lender agreed to make a loan facility of up to US$800,000 (the "**Facility**") or its equivalent in relevant currency, in accordance with the terms and conditions of the Loan Facility Letter.

(B) The Parties have agreed that certain terms of the Loan Facility Letter be amended and varied in the manner contained herein.

NOW IT IS HEREBY AGREED as follows:-

1. DEFINITIONS AND INTERPRETATION

1.1 In this Deed (including the recitals), unless the context otherwise requires:

(i) Words and expressions defined in the Loan Facility Letter shall have the same meanings when used herein, except to the extent that they are expressly varied by this Deed; and

(ii) The provisions of the Loan Facility Letter relating to its interpretation apply to this Deed except to the extent that they are expressly varied by this Deed.

2. AMENDMENT AND VARIATION OF TERMS TO THE LOAN FACILITY LETTER

2.1 The Parties agree that the following amendments and variations to the terms and conditions of the Loan Facility Letter shall be made:

The amount of US$800,000 of the Facility in Clause 2 of the Loan Facility Letter be replaced with US$1,000,000.

2.2 The Parties agree that, without limiting the generality of the provisions of Clause 2.1 of this Deed, the Loan Facility Letter shall be read and construed so as to give full effect

to the amendments contemplated under this Deed. The Parties further agree that save and except expressly amended and varied by the provisions of this Deed, all of the terms and conditions of the Loan Facility Letter will remain in full force and effect in all respects to the extent that they are not inconsistent with the provisions herein contained.

2.3 This Deed does not release any Party from any breaches of the Loan Facility Letter existing at the date of this Deed or affect any existing rights that have accrued under the Loan Facility Letter prior to the date of this Deed.

3. INCORPORATION OF TERMS

The provisions of Clause 9 (Law and Jurisdiction), 10 (Waiver), 11 (Notice and Service of Proceedings), 12 (Severability) of the Loan Facility Letter apply mutatis mutandis to the terms of this Deed and that (i) references to "This letter" or "this Letter" are to be construed as references to "This Deed" or "this Deed".

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF this Deed has been executed as a deed and delivered by the Parties on the day and year first above written.

<u>THE LENDOR</u>

SIGNED, SEALED AND DELIVERED by)
JOYCE LEE JUE HUI)
)
)
)
)
in the presence of:)

____
Name: Lian Lai Hong Jerrica
Address: 7030 Ang Mo Kiao Ave 5 #04-48
Northstar @ AML Singapore 569880

<u>THE BORROWER</u>

THE COMMON SEAL of)
FITNESS CHAMPS HOLDINGS LIMITED)
was affixed hereunto)
)
)
)
) ____________________________
) Name: JOYCE LEE JUE HUI
) Director
)
in the presence of:)

____
Name: Lian Lai Hong Jerrica
Address: 7030 Ang Mo Kiao Ave 5 #04-48
Northstar @ AML Singapore 569880